Exhibit 99.1

For Immediate Release

DIGITAL ALLY ENTERS LAW ENFORCEMENT
SPEED DETECTION MARKET

Company To Introduce LaserAlly Handheld Speed Detection LIDAR System

OVERLAND PARK, Kansas (May 11, 2010) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced the planned introduction of its new handheld LaserAlly LIDAR System for vehicle speed detection.

Often referred to as “laser”, LIDAR is an acronym for LIght Detection And Ranging, a technology that allows police and other law enforcement officers to pinpoint the speed and direction of a vehicle in single or mutli-lane traffic.  LIDAR speed detection systems differ from RADAR systems by using light waves, instead of radio waves, to measure speed.  LIDAR systems also have a much narrower beam, which allows the operator to accurately identify a speeding vehicle in highly congested traffic.

“LIDAR systems have been used in the law enforcement industry for a number of years, and the technology is recognized and accepted by courts as an accurate means of detecting vehicle speed,” stated Ken McCoy, Vice President of Sales and Marketing at Digital Ally, Inc., who has sold both RADAR and LIDAR systems during his career.  “LIDAR has continued to gain market share against RADAR as traffic congestion has increased, thereby making it more difficult to rely upon RADAR in many circumstances.  Because speeding is one of the leading causes of death and serious injuries in traffic accidents, Digital Ally believes the LIDAR market will continue to grow as law enforcement agencies seek more effective ways to identify drivers exceeding legal speed limits.  Currently, there are only four U.S. manufacturers of law enforcement LIDAR devices for speed detection.”

“Our decision to enter the Speed Detection market was an easy one.  Most of the members of our domestic and international sales organizations have sold LIDAR and RADAR in the past, and several of our inside sales associates have years of experience with speed detection products.  Thus, we will introduce our new LaserAlly with a very experienced sales team, supported by Digital Ally’s brand name and excellent reputation for quality customer service.”

“Speed detection products are sold to the same customers that purchase our Digital Video systems, which will allow our sales organization to leverage its capabilities through an expansion in the Company’s law enforcement product line,” continued McCoy.  “Given our team’s experience in selling speed detection devices, we believe that our impact upon the marketplace will be meaningful and should be followed by further gains in market share.  Our plan is to introduce the LaserAlly to customers this summer at various trade shows, through trade publications, and by hosting customer demonstrations.  Production is scheduled to commence before the end of this year’s third quarter.  Our LaserAlly system is currently undergoing tests that should allow it to be included on the International Association of Chiefs of Police (“IACP”) Consumer Products list.”

LaserAlly is small, lightweight and well-balanced, and it offers several feature enhancements relative to currently available competitive products.  “To insure that Digital Ally’s entry into the Speed Enforcement LIDAR market offers the most advanced technology, highest accuracy and best performance, we have partnered with DragonEye Technology, LLC and its President, Scott Patterson,” added McCoy.  “Scott is well known throughout the industry and has been involved with the design of LIDAR systems for over 20 years.  We know of no more experienced and qualified partner than Scott and his design team, when it comes to LIDAR, Laser and other optics product development.”

“A primary strategic objective of Digital Ally involves the introduction of new leading-edge products to the law enforcement community and our expansion into new markets,” observed Stanton E. Ross, the Company’s Chief Executive Officer.  “We believe that our introduction of speed detection products will expand the Company’s worldwide ‘addressable market’ significantly.  LaserAlly will join our other new products scheduled for introduction later in 2010, and we expect the new LIDAR system to have a significant impact upon annual revenues in 2011 and beyond.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components on a timely basis, and have them perform as planned or advertised; its ability to achieve record revenue and  operating income in 2010 in the current uncertain economic environment; its ability to expand its share of the in-car video market in the domestic and international law enforcement communities, and in the LIDAR market, in particular; whether there will be a commercial market, domestically and internationally, for one or more of its new products, including its new LaserAlly system; whether the initial interest in its new products will translate into sales; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products such as the LaserAlly LIDAR system on a timely and cost effective basis; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2009, and its quarterly report on Form 10-Q for the three months ended March 31, 2010, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com